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                           THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES               Exhibit 11
                                COMPUTATION OF NET EARNINGS PER SHARE
                                (in thousands, except per share data)
                                            (UNAUDITED)

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                                                              Thirteen weeks ended
(in thousands, except per share data)                   ----------------------------------
                                                           May 4, 2002         May 5, 2001
                                                        --------------      --------------
(a)  Net earnings ....................................         $13,565             $ 9,108


     Adjustment for interest on zero coupon convertible
       subordinated notes, net of income tax effect...               -                   -
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(b)  Adjusted net earnings............................         $13,565             $ 9,108
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(c)  Average number of common shares outstanding
       during the period..............................          51,445              51,266

     Common shares assumed issued upon conversion of
       zero coupon convertible subordinated notes.....              -                   -

     Common shares assumed issued upon exercise
       of dilutive stock options, net of assumed
       repurchase, at the average market price........           1,163                  -
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(d)  Average number of common shares assumed
       outstanding during the period..................          52,608              51,266
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Basic Earnings per Share (a/c)                                 $   .26             $   .18
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Diluted Earnings per Share (b/d)                               $   .26             $   .18
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